Exhibit h(2)

                            ADMINISTRATION AGREEMENT


     AGREEMENT made as of October 2, 2000 by and between TT International U.S.A. FEEDER Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto; and

     WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

        (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

        (b) The Fund's declaration of trust filed with the Commonwealth of Massachusetts on [date] and all amendments thereto (the "Articles");

        (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

        (d) The Fund's agreements with all other service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

        (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act, as applicable, and all amendments thereto; and

        (f) The Fund's most recent prospectus and statement of additional information, if any (the "Prospectus"); and

        (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

        The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

        In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. Duties of the Fund.

        (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

        (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. Fees and Expenses.

        (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

        (b) The Bank shall not be required to pay any expenses incurred by the Fund.

     6. Limitation of Liability.

        (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports (unless such inaccurate Daily Sales Report was prepared in a grossly negligent manner by the Bank in its role as Transfer Agent) and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state (except as a result of any grossly negligent failure by the Bank to perform its duties in relation to compliance with any state securities laws or regulations), or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) resulting from the performance of the Bank under this Agreement and not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

        (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

        (c) Neither party shall be liable to the other for any loss, damage, liability, action, suit, claim, cost or expense arising from any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities or transportation or the unavailability of energy sources or other similar happenings or events that can not be controlled or contained by such party.

        (d) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable to the other or to any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

        (e) In order that the indemnification provisions contained in this
Article 6 shall apply, upon the assertion of a claim for which a party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

     7. Termination of Agreement.

        (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

        Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

        If a majority of the Board of the Fund reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within thirty (30) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board, the Fund, with the authorization of the Board, may terminate this Agreement upon an additional 30 days' notice.


        (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8. Miscellaneous.

        (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

        To the Fund:

               TT International Investment Management
               Martin House, Martin Lane
               London, England  EC4R 0DP
               Attention:  Head of Compliance and Legal

        With a copy to:

               Bingham Dana LLP
               150 Federal Street
               Boston, MA 02110
               Attention: John Holton

        To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA  02117-9130
               Attention: Christopher Smith, Director, Client Management With a copy to: John E. Henry, General Counsel

        (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

        (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

        (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

        (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law. Nothing herein shall prevent the Fund from disclosing any information contained in the Fund's records as provided by the Bank hereunder.


     10. Use of Name. Neither party hereto shall use the name of the other party or any of its affiliates in any prospectus, sales literature or other material relating to such party in a manner not approved by the other party prior thereto in writing; provided however, that approval shall not be required for any use of a party's name which merely refers in accurate and factual terms to the appointment of the Bank hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     11. Limitation of Liability. This Agreement is executed and made by the Trustees of the Fund not individually but as Trustees under the Fund's Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually but bind only the trust estate of the Fund. The Bank agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     12. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

     13. Existence and Authority Representation. Each party represents and warrants as follows: (i) such party was duly organized, and legally exists, under the laws of the jurisdiction in which it was formed; (ii) such party has full power and authority to enter into, and to perform and observe the terms and conditions of, this Agreement; (iii) such party has duly executed and delivered this Agreement; (iv) this Agreement is the valid and binding obligation of such party enforceable according to its terms, subject to standard exceptions relating to equitable remedies and laws of bankruptcy and insolvency; (v) the execution, delivery, and performance of this Agreement by such party will not violate or conflict with, or result in a default under, any other agreement or contract to which such party is a party or to which its assets are subject; and (vi) such party is not required to make any governmental filings, or to obtain any governmental or other third party consents or approvals, as a condition to entering into, or performing and observing the terms of, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                 TT INTERNATIONAL U.S.A. FEEDER TRUST



                                 By: /s/  David Burnett
                                 Name:  David Burnett
                                 Title:  Trustee, President



                                 Investors Bank & Trust Company



                                 By: /s/  Andrew M. Nesvet
                                 Name:  Andrew M. Nesvet
                                 Title:  Senior Director

                                  Appendices


            Appendix A.....................................  Portfolios

            Appendix B.....................................  Services

            Appendix C.....................................  Fee Schedule

                                  Appendix A

                                   PORTFOLIOS

TT EAFE Mutual Fund
TT Europe Mutual Fund

                                                                INVESTORS BANK & TRUST
                                                         SUMMARY OF ADMINISTRATION FUNCTIONS
                                                          TT INTERNATIONAL MASTER AND FEEDER
                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
        Management Reporting
    & Treasury Administration
--------------------------------------
Monitor portfolio compliance in         Perform tests of certain specific  Continuously monitor portfolio   A/C - Provide
accordance with the current Prospectus  portfolio activity designed from   and Fund operations in           consultation as needed
and SAI.                                provisions of the Fund's           conjunction with 1940 Act,       on compliance issues.
                                        Prospectus and SAI in              Prospectus, SAI and any other
                                        accordance with the compliance     applicable laws and regulations.
                                        schedule for the Fund.             Monitor testing results and
                                        Follow-up on potential             approve resolution of
FREQUENCY:  DAILY                       violations.  [M/F: Applied at      compliance issues.
                                        Master level  for purposes of
                                        ease of calculation.]

Provide compliance summary package.     Provide a daily report of          Review report.                   A/C - Provide
                                        compliance testing results to                                       consultation as needed.
FREQUENCY:  MONTHLY                     TT International  (including
                                        information on diversification
                                        testing for SEC purposes.)
                                        [M/F: Applied at same levels as
                                        testing is performed.]

Perform asset diversification testing   Perform asset diversification      Continuously monitor portfolio   A - Provide consultation
to establish qualification as a RIC.    tests at each tax quarter end.     activity in conjunction with     as needed in
                                        Follow-up on issues.  IBT will     IRS requirements.  Review test   establishing positions
                                        forward to TT International and    results and take any necessary   to be taken in tax
                                        PWC the quarterly calculation      action.  Approve tax positions   treatment of particular
FREQUENCY:  QUARTERLY                   by 8th business day following      taken.                           issues. Reviewquarter
                                        each quarter end.  [M/F:                                            end tests on a current
                                        Applied at Master level for                                         basis.
                                        purposes of ease of
                                        calculation.]





                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
        Management Reporting
    & Treasury Administration
             (CONT.)
--------------------------------------
Perform qualifying income testing to    Perform qualifying income          Continuously monitor portfolio   A- Consult as needed on
establish qualification as a RIC.       testing (on book basis income,     activity in conjunction with     tax accounting positions
                                        unless material differences are    IRS requirements.  Review test   to be taken.  Review in
                                        anticipated) on quarterly basis    results and take any necessary   conjunction with year-
                                        and as may otherwise be            action.  Approve tax positions   end audit.
FREQUENCY:  QUARTERLY                   necessary.  IBT will forward       taken.
                                        the quarterly calculation to TT
                                        International and PWC by 8th
                                        business day.  Follow-up on
                                        issues.  [M/F: Applied at
                                        Feeder level.]

Prepare the Fund's annual expense       Prepare preliminary expense        Provide asset level projections.
budget.  Establish daily accruals.      budget.  Notify fund accounting    Approve expense budget,
                                        of new accrual rates.  [M/F:       subject to Trustee approval.
FREQUENCY:  ANNUALLY                    Applied at all levels.]

Monitor the Fund's expense budget.      Monitor actual expenses            Provide asset level projections    C/A - Provide
                                        updating budgets/ expense          quarterly.  Provide vendor         consultation as
                                        accruals.  IBT in consultation     information as necessary.          requested.
                                        with TT will adjust more often     Review expense analysis and
                                        if necessary.  [M/F: Applied at    approve budget revisions.
FREQUENCY:  QUARTERLY & MONTHLY AS      all levels]
NECESSARY

Receive and coordinate payment of       Propose allocations of invoice     Approve invoices and
fund expenses.                          among Funds and obtain             allocations of payments.  TT
                                        authorized approval to process     will instruct Vendors to send
FREQUENCY:  AS OFTEN AS NECESSARY       payment.  [M/F: Applied at all     invoices to both TT and IBT.
                                        levels.]





                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
        Management Reporting
    & Treasury Administration
             (CONT.)
--------------------------------------
Calculate periodic dividend rates to    Calculate amounts available for    TT will review and concur with     C - Review dividend
be declared in accordance with          distribution in accordance with    proposed calculations in           resolutions in
management guidelines.                  the dividend policy established    accordance with the dividend       conjunction with Board
                                        by the Trustees.  Coordinate       policy established by the          approval.
                                        review by management and/or        Trustees.
                                        auditors.  Notify custodian and                                       A - Review and concur
                                        transfer agent of authorized                                          with proposed
FREQUENCY:  ACCORDING TO DIVIDEND       dividend rates in accordance                                          distributions in
POLICY                                  with Board approved policy.                                           accordance with the
                                        Report dividends to Board as                                          dividend policy
                                        required.  [M/F: Applied at                                           established by the
                                        Feeder level.]                                                        Trustees.

Calculate total return information on   Provide total return               Review total return information.   A - To test annual
Funds as defined in the current         calculations.  [M/F: Applied at                                       total return
Prospectus and SAI.                     Feeder level.]                                                        information in
                                                                                                              financial highlights
                                                                                                              as part of year-end
                                                                                                              audit.
FREQUENCY:  MONTHLY

Prepare responses to major industry     Prepare, coordinate as             Identify the services to which
questionnaires.                         necessary, and submit responses    the Funds report.  Provide
                                        to the appropriate agency.         information as requested.
FREQUENCY:  AS OFTEN AS NECESSARY       [M/F: Applied at Feeder level.]

Prepare disinterested director/trustee  Summarize amounts paid to          Provide social security numbers
Form 1099-Misc.                         directors/trustees during the      and current mailing address for
                                        calendar year.  Prepare and        trustees.  Review and approve
                                        mail Form 1099-Misc.  [M/F:        information provided for Form
FREQUENCY:  ANNUALLY                    Applied at Master and  Feeder      1099-Misc.
                                        levels.]

--------------------------------------
          FINANCIAL REPORTING
--------------------------------------
Prepare financial information for       Prepare selected portfolio and     Review financial information.
presentation to Fund Management and     financial information for
Board of Directors.                     inclusion in board material.
                                        [M/F: Applied at Master and
FREQUENCY:  QUARTERLY                   Feeder levels.]


                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
Coordinate the annual audit and semi-   Coordinate the creation of         Provide past financial             A - Perform audit and
annual preparation and printing of      templates reflecting client-       statements and other               issue opinion on
financial statements and notes with     selected standardized              information required to create     annual financial
management, fund accounting and the     appearance and text of             templates, including report        statements.
fund auditors.                          financial statements and           style and graphics.  Approve
                                        footnotes.  Draft and manage       format and text as standard.       A/C - Review reports.
                                        production cycle.  Coordinate      Approve production cycle and
                                        with IBT fund accounting the       assist in managing to the
                                        electronic receipt of portfolio    cycle. Coordinate review and
                                        and general ledger                 approval by portfolio managers
                                        information.  Assist in            of portfolio listings to be
                                        resolution of accounting           included in financial
                                        issues.  Using templates, draft    statements.  Prepare
                                        financial statements,              appropriate management letter
                                        coordinate auditor and             and coordinate production of
                                        management review, and clear       Management Discussion and
                                        comments. Coordinate printing      Analysis.  Review and approve
                                        of reports and EDGAR conversion    entire report.  Make
FREQUENCY:  ANNUALLY/SEMI-ANNUALLY      with outside printer and filing    appropriate representations in
                                        with the SEC via EDGAR.  [M/F:     conjunction with audit.
                                        Applied at Master and Feeder
                                        levels.]




                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
                 LEGAL
--------------------------------------
Prepare agenda and board materials for  Maintain annual calendar of        Review and approve board           C - Review agenda,
quarterly board meetings.               required quarterly and annual      materials and board and            resolutions, board
                                        approvals. Prepare agenda,         committee meeting minutes.         material and board and
                                        resolutions and other board                                           committee meeting
                                        materials for quarterly board                                         minutes.  Ensure BOD
                                        meetings and any Trustee                                              material contains all
                                        Committee meetings.  Prepare                                          required information
                                        supporting information and                                            that the BOD must
                                        materials when necessary.                                             review and/or approve
                                        Assemble, check and distribute                                        to perform their
                                        books in advance of meeting.                                          duties as directors.
FREQUENCY:  QUARTERLY                   Attend board and committee                                            A - Provide reports to
                                        meetings and prepare minutes.                                         the Trustees Committee
                                        [M/F: Applied at Master and                                           regarding audits.
                                        Feeder levels.]

Prepare and file Form N-SAR.            Prepare form for filing. Obtain    Provide appropriate responses.     C - Review initial
                                        any necessary supporting           Review and authorize filing.       filing. A - Provide
                                        documents.  File with SEC via                                         annual audit internal
                                        EDGAR.  [M/F: Applied at Master                                       control letter to
                                        and Feeder levels.]                                                   accompany the annual
                                                                                                              filing.
FREQUENCY:  SEMI-ANNUALLY

Prepare amendments to Registration      Prepare and coordinate the         Review and approve.                C - Review and approve
Statement.                              filing of post-effective                                              filings.
                                        amendments.  Coordinate with                                          A/C - Provide consents
FREQUENCY:  ANNUAL UPDATE (INCLUDES     outside printers the Edgar                                            as appropriate.
UPDATING FINANCIAL HIGHLIGHTS,          conversion, filing with the SEC                                       A - Review and
EXPENSE TABLES, RATIOS) PLUS ONE        and printing of prospectus.                                           comment as needed.
ADDITIONAL FILING PER FISCAL YEAR       [M/F: Applied at Master and
                                        Feeder levels.]

Prepare Prospectus/SAI supplements.     Prepare Prospectus and SAI         Review and approve.                C - Review and approve
                                        supplements.  File with the SEC                                       filings.
                                        via Edgar.  Coordinate printing                                       A/C - Provide consents
                                        of supplements.                                                       as appropriate.
                                        [M/F: Applied at Master and                                           A - Review and comment
FREQUENCY:  AS OFTEN AS REQUIRED        Feeder levels.]                                                       as needed.


                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
             LEGAL (CONT.)
--------------------------------------
Preparation and filing of 24f-2         Accumulate capital stock           Review and approve filing.         C - Review initial
Notice.                                 information and draft Form         (Based on information to be        form of 24f-2 Notice.
                                        24f-2. Notice.  File approved      provided by transfer agent.)
                                        Form with SEC via Edgar.                                              A - Review informally
                                        [M/F: Applied at Feeder level.]                                       when requested
FREQUENCY:  ANNUALLY
Proxy Material/Shareholder Meetings     Prepare drafts of proxy            Review and approve proxy.          C - Review and approve
                                        material for review, file                                             proxy.
                                        materials or coordinate filing
                                        with SEC and coordinate                                               A - Review and approve
                                        printing.  Provide names of                                           proxy as needed.
                                        recommended proxy solicitation
                                        firms.  Assist proxy
FREQUENCY:  AS NEEDED                   solicitation firm with any
                                        legal related issues and
                                        prepare scripts.  Attend
                                        meeting and prepare minutes.
                                        [M/F: Applied at Master and
                                        Feeder levels.]

Assist in updating of fidelity bond     Make annual filing of fidelity     Obtain required fidelity bond
insurance coverage.                     bond insurance material with       insurance coverage.  Monitor
                                        the SEC.  [M/F: Applied at         level of fidelity bond
                                        Master and Feeder levels.]         insurance  maintained in
FREQUENCY:  ANNUALLY                                                       accordance with required
                                                                           coverage.

Respond to regulatory audits.           Compile and provide                Coordinate with regulatory         C - Provide
                                        documentation pursuant to audit    auditors to provide requested      consultation as
                                        requests.  Assist client in        documentation and resolutions      needed.
                                        resolution of audit inquiries.     to inquiries.
FREQUENCY:  AS NEEDED (AT LEAST         [M/F: Applied at Master and
ANNUALLY)                               Feeder levels.]






                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
             LEGAL (CONT.)
--------------------------------------
Maintain principal office and provide   Maintain principal office of the
officers.                               Master and Feeder and keep
                                        documents prepared by the IBT
                                        mfa - legal dep't. in
                                        connection with its duties
FREQUENCY:  AS NEEDED                   herein on behalf of the Master
                                        and Feeder and other legal
                                        records prepared by persons
                                        (other than at IBT) and
                                        forwarded to Ms. Grossberg or
                                        Terry Forrest or a person
                                        designated by IBT to receive
                                        such records (except records
                                        prepared or maintained by TT
                                        International in its capacity
                                        as investment manager of the
                                        Funds) address correspondence
                                        for the Funds delivered to
                                        their principal office, forward
                                        forthwith to TT and Counsel any
                                        legal process or regulatory
                                        communications delivered to the
                                        Funds at their principal
                                        office, and provide assistant
                                        secretaries and assistant
                                        treasurers upon request.
                                        [M/F: Applied at Master and
                                        Feeder levels.]






                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
                BLUE SKY
--------------------------------------
Maintain effective Blue Sky             Maintain records of fund sales     Identify states in which           C - Provide
notification filings for states in      for client designated states       filings are to be made.            consultation as needed
which Fund Management intends to        via Blue2 compliance system.                                          on Blue Sky issues.
solicit sales of fund shares.           File annual notification           Upon notice from IBT that sales
                                        renewal documents and annual       in a particular state exceed       C - Provide
                                        sales reports.                     the dollar amount registered in    consultation on
                                        Notify TT International if         the state, identify exempt         product and
                                        sales are at 80% or more of the    transactions to transfer agent     institutional
                                        dollar amount registered in a      for appropriate exclusion from     exemptions.
                                        particular state.                  blue sky reporting.
                                        File amendments to increase
                                        dollar amounts authorized for
                                        sales by funds, based upon
                                        client instruction.
                                        File notifications to states
                                        for new funds and/or classes,
                                        mergers and liquidations.
                                        Provide periodic reports on
FREQUENCY:  ON-GOING                    state authorization amounts and
                                        sales amounts.  Determine state
                                        filing requirements by using
                                        CCH Blue Sky Law Reporter, ICI
                                        memoranda and state securities
                                        commission directives (both
                                        written and oral).  [M/F:
                                        Applied at Feeder level.]

File amendments to registration         File updated registration          Inform IBT of filings prior to     C - Provide
statement with the applicable state     statements, prospectuses, SAIs,    SEC filing if such filing is       consultation as needed
securities commissions in coordination  supplements thereto, and annual    not made by IBT.                   on Blue Sky filing
with SEC filing.                        reports to shareholders upon                                          issues.
                                        approval/authorization by
FREQUENCY:  ANNUAL UPDATES              client. [M/F: Applied at Feeder
(INCLUDES REGISTRATION STATEMENT,       level.]
PROSPECTUS, SAI) PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR



                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
                  TAX
--------------------------------------
Calculate excise tax distributions      Calculate required                 Provide transaction information    A - Provide
                                        distributions to avoid             as requested.  Identify Passive    consultation as needed
                                        imposition of excise tax.          Foreign Investment Companies       in establishing
                                           - Calculate capital gain        (PFICs).  Approve tax              positions to be taken
                                             net income and foreign        accounting positions to be         in tax treatment of
                                             currency gain/loss through    taken.  Review and approve all     particular issues.
                                             October 31.                   income and distribution            Review and concur with
                                           - Calculate ordinary income     calculations, including            proposed distributions
                                             and distributions through     projected income and dividend      per share.
                                             a specified cut off date .    shares.  Approve distribution
                                           - Project ordinary income       rates per share and aggregate
                                             from cut off date to          amounts in accordance with the
                                             December 31.                  distribution policies
                                           - Ascertain dividend shares.    established by the
                                        Identify book-tax accounting       Trustees.
                                        differences.  Track required
                                        information relating to
                                        accounting differences.  [M/F:
                                        Book-tax accounting
                                        differences applied at both
                                        Master and Feeder levels.
                                        Distribution calculations
                                        applied at  Feeder level.]
FREQUENCY:  ANNUALLY                    Coordinate review by management
                                        and fund auditors.  Notify
                                        custody and transfer agent of
                                        authorized dividend rates in
                                        accordance with Board approved
                                        policy.  Report dividends to
                                        Board as required.

Prepare tax returns                     Prepare excise and RIC tax         Review and sign tax return.        A - Review and sign
                                        returns.                                                              tax return as
                                        Prepare partnership return for                                        preparer.
                                        Master.  Prepare excise and RIC
                                        returns for Feeder.  Prepare
                                        partners' Schedules K-1.
FREQUENCY:  ANNUALLY


                                                                                                                SUGGESTED FUND
                                              INVESTORS BANK & TRUST              TT INTERNATIONAL             AUDITOR OR COUNSEL
--------------------------------------  ---------------------------------  -------------------------------- ------------------------
              TAX (CONT.)
--------------------------------------
Prepare Form 1099                       Obtain yearly distribution         Review and approve information
                                        information.  Calculate 1099       provided for Form 1099.
                                        reclasses and coordinate with
                                        transfer agent.  [M/F: Applied
FREQUENCY:  ANNUALLY                    at  Feeder level.]

Prepare other year-end tax-related      Obtain yearly income               Review and approve information
disclosures                             distribution                       provided.
                                        information.  Calculate
                                        disclosures
                                        (i.e., dividend received
                                        deductions,
                                        foreign tax credits,
FREQUENCY:  ANNUALLY                    tax-exempt
                                        income, income by
                                        jurisdiction) and
                                        coordinate with transfer
                                        agent. [M/F: Applied at Feeder
                                        level.]

Prepare income tax provisions.          Calculate investment company       Provide transaction information    A - Provide
                                        taxable income, net tax exempt     as requested.  Identify Passive    consultation as needed
                                        interest, net capital gain and     Foreign Investment Companies       in establishing
                                        spillback dividend                 (PFICs).  Approve tax              positions to be taken
                                        requirements. Identify book-tax    accounting positions to be         in tax treatment of
                                        accounting differences.  Track     taken.  Approve provisions.        particular issues.
                                        required information relating                                         Perform review in
                                        to accounting differences.                                            conjunction with the
                                        [M/F: Book-tax accounting                                             year-end audit.
                                        differences applied at both
                                        Master and Feeder levels.
FREQUENCY:  ANNUALLY                    Distribution calculations
                                        applied at  Feeder level.]











REVIEW AND APPROVAL

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.




/s/  Andrew M. Nesvet
----------------------------------------------------------
Signature of Account Manager/ Date


/s/  David Burnett 2/10/00
----------------------------------------------------------
Signature of Authorized Client Representative/       Date

                                   Appendix C

                                  FEE SCHEDULE

                                TT INTERNATIONAL
                            MASTER-FEEDER STRUCTURE
                                  FEE SCHEDULE


================================================================================
     CUSTODY, FUND ACCOUNTING, DAILY CALCULATION OF N.A.V., ADMINISTRATION,
                        & INSTITUTIONAL TRANSFER AGENCY
================================================================================

                            FEES AT THE MASTER LEVEL

A.    CUSTODY & FUND ACCOUNTING

      o     The following basis point fee is based on Net Assets:

            First $250 Million in Assets                4 BASIS POINTS
            Next $250 Million in Assets                 3 BASIS POINTS
            Above $500 Million in Assets                2 BASIS POINTS

      There will be an annual minimum of $50,000.

B.    DOMESTIC CUSTODY TRANSACTIONS

      o     Transaction Fees:

               DTC/Fed Book Entry                               $10.00
               Physical Securities                              $35.00
               Options and Futures                              $18.00
               GNMA Securities                                  $40.00
               Principal Paydown                                $ 5.00
               Third Party Foreign Exchange                     $18.00**
               Outgoing Wires                                   $ 7.00
               Incoming Wires                                   $ 5.00

**Investors Bank does not charge transaction charges for Foreign Exchanges executed with Investors Bank's Treasury Department.

C.    FOREIGN SUBCUSTODIAN FEES

      o Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, handling of proxies, postage, delivery and legal fees and other market charges are out-of-pocket.

      o Investors Bank will require the portfolios to hold all assets at the subcustodian of our choice.

      o Fees for additional markets to be discussed with your client manager.

D.       MUTUAL FUND ADMINISTRATION

      o The following basis point fee is based on the average daily net assets of each portfolio.

                  First $250 Million in Assets                6 BASIS POINTS
                  Next $250 Million in Assets                 4 BASIS POINTS
                  Above $500 Million in Assets                3 BASIS POINTS

            There will be an annual minimum of $60,000.

o There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting of the master.

                            FEES AT THE FEEDER LEVEL

A     FUND ACCOUNTING & CALCULATION OF N.A.V.

      There will be a $16,000 charge per feeder.

B.    MUTUAL FUND ADMINISTRATION

      The following annual fees will apply per feeder:

                  Tax, Compliance & Financial Reporting         $30,000*

                  LEGAL SERVICES (BOARD SUPPORT, REGISTRATIONS,        $35,000**
                  24f-2, Annual Report Review, Fidelity Bond Filing)

                  There will be a one-time fee of $3,750 for start-up legal services relating to the Organizational Board Meeting for a feeder.

                  Blue Sky                                      $100 PER PERMIT

         *Due to the limited nature of the Tax, Compliance and Financial Reporting services that will be provided to the LKCM International Fund, the annual fee will be $5,000 for that feeder.

                  **It is assumed that Investors Bank will not provide Legal Services to the LKCM International Fund.

C.    INSTITUTIONAL TRANSFER AGENCY

      There will be an annual fee of $25,000 for Transfer Agency Services for each feeder.

      It is assumed Investors Bank will not provide Transfer Agency services for the LKCM International Fund.


================================================================================
                        OUT-OF-POCKET & BALANCE CREDITS
================================================================================

A.    OUT-OF-POCKET

      o  These charges consist of:
            -Third Party Review                 -Pricing & Verification Services
            -Legal Expenses                     -Customized Reporting
            -Printing, Delivery, Postage, Fax   -Data Transmissions
            -Forms and Supplies                 -Performance Measurement
            -Telecommunication                  -Printing of Annual Reports
            -Financial statement report modification as to style, layout or format (after initially agreed upon parameters).
            -Microfiche
            -Ad Hoc Reporting                   -Additional Mailings or Inserts
            -Returned Checks                    -Tax Preparation (TA)
            -Solicitation & Proxy Tabulation    -Certificates and Rights Offerings
            -Storage Charge                     -Copy fitting
            -Extraordinary Travel Expenses      -InvestView
            -Customized Statements, Transmissions/Extracts
            -Systems Development Costs

B.    DOMESTIC BALANCE CREDIT

      o We allow use of balance credit against fees (excluding out-of-pocket charges) for balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.    SYSTEMS

      o The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and material basis.

================================================================================
                                 MISCELLANEOUS
================================================================================

A.    CASH MANAGEMENT

      o The assumption was made that Investors Bank would perform cash management for the portfolio. Investors Bank does not charge fees for transactions relating to this service.


** The above fees will be charged against the funds' checking account on the last day of each month. All fees are to be billed monthly.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

** A letter of intent accompanied by a $10,000 deposit to be credited against future fees is required to begin this implementation. This fee schedule is valid for 60 days from date of issue and assumes the execution of our standard contractual agreements for a minimum of three years. This fee estimate may change as further information becomes available.





Accepted and Approved By:           /s/  David Burnett

Name:                               David Burnett

Title:                              Trustee, President

Date:                               October 2, 2000